UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

Eastman Kodak Company

(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street, Rochester, New York	14650
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 724-4000

Securities Act registration statement file number to which this form relates: 333-190957

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.01 par value per share	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

On September 3, 2013, Eastman Kodak Company (the “Company”) registered, under Section 12(g) of the Securities Exchange Act of 1934 (the “Act”), the common stock of the Company (the “Common Stock”), par value $0.01 per share, issued pursuant to the Company’s First Amended Joint Chapter 11 Plan of Reorganization of Eastman Kodak Company and its Debtor Affiliates (the “Plan”) upon the Plan’s effectiveness.

The Company intends to list the Common Stock on the New York Stock Exchange. Accordingly, this registration statement registers the Common Stock under Section 12(b) of the Act.

Reference is made to the information set forth in Item 4 of the Company’s registration statement on Form S-8, filed September 3, 2013, which information is incorporated by reference herein.

Item 2.	Exhibits.

Exhibit No.	Description of Exhibit

3.1	Second Amended and Restated Certificate of Incorporation of Eastman Kodak Company (incorporated by reference to Exhibit 4.1 to the Company’s registration statement on Form S-8 filed September 3, 2013)

3.2	Second Amended and Restated By-Laws of Eastman Kodak Company (incorporated by reference to Exhibit 4.2 to the Company’s registration statement on Form S-8 filed September 3, 2013)

4.1	Registration Rights Agreement between Eastman Kodak Company and certain stockholders listed on Schedule 1 thereto, dated as of September 3, 2013 (incorporated by reference to Exhibit 4.1 to the Company’s registration statement on Form 8-A filed September 3, 2013)

99.1	Press Release dated October 29, 2013

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2013

EASTMAN KODAK COMPANY

By:	/s/ Patrick M. Sheller
Patrick M. Sheller
Senior Vice President
General Counsel, Secretary & Chief Administrative Officer

Exhibit Index.

Exhibit No.	Description of Exhibit

3.1	Second Amended and Restated Certificate of Incorporation of Eastman Kodak Company (incorporated by reference to Exhibit 4.1 to the Company’s registration statement on Form S-8 filed September 3, 2013)

3.2	Second Amended and Restated By-Laws of Eastman Kodak Company (incorporated by reference to Exhibit 4.2 to the Company’s registration statement on Form S-8 filed September 3, 2013)

4.1	Registration Rights Agreement between Eastman Kodak Company and certain stockholders listed on Schedule 1 thereto, dated as of September 3, 2013 (incorporated by reference to Exhibit 4.1 to the Company’s registration statement on Form 8-A filed September 3, 2013)

99.1	Press Release dated October 29, 2013